UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBDI30A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBDI33A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2026, Warner Bros. Discovery, Inc. (“we,” “us,” “our,” “WBD” or the “Company”) and our wholly-owned subsidiary Discovery Communications, LLC (“DCL”) entered into an employment agreement with Gunnar Wiedenfels, our Chief Financial Officer (the “New Agreement”).

The New Agreement will become effective as of July 11, 2026 (the “Effective Date”), immediately following the expiration of Mr. Wiedenfels’ current employment agreement with DCL, dated July 11, 2022 (the “Current Agreement”). We entered into the New Agreement with Mr. Wiedenfels in connection with our ordinary practices for renewing contracts with executive officers whose agreements are due to expire. The terms of the New Agreement, which are summarized below, are consistent with, and permitted by, certain exceptions to the interim operating covenants in the previously-disclosed Agreement and Plan of Merger WBD entered into with Paramount Skydance Corporation (“PSKY”) and Prince Sub Inc. on February 27, 2026 (the “Merger Agreement”).

The following summary description of certain provisions of the New Agreement does not purport to be complete and is qualified in its entirety by the actual text of the New Agreement, which has been filed with this Current Report as Exhibit 10.1, and is incorporated herein by reference.

New Agreement

Pursuant to the New Agreement, Mr. Wiedenfels will continue to serve as our Chief Financial Officer until April 28, 2028 on terms substantially similar to those of the Current Agreement, as further described below.

Under the New Agreement, beginning on the Effective Date, Mr. Wiedenfels’ base salary will be $2,500,000 per annum and his target annual cash bonus opportunity will remain at 175% of his annual base salary, with the actual payout based on the achievement of preset performance objectives. Mr. Wiedenfels will also be eligible to receive annual equity awards under the Warner Bros. Discovery, Inc. Amended and Restated Stock Incentive Plan (the “Stock Plan”) with an annual target value of $10,000,000. The equity instruments and the terms and conditions of such awards will be based on the Company’s then-standard practices and procedures for awards to other senior executives of the Company.

In recognition of the renewal, Mr. Wiedenfels will also be granted a one-time award of restricted stock units under the Stock Plan with a target grant date value of $2,000,000 on August 17, 2026, subject to the normal process and practices for approving and granting equity to similarly situated employees and the terms and conditions of the Stock Plan and implementing award agreement.

If Mr. Wiedenfels’ employment is terminated for “Cause” or he resigns without “Good Reason”, he will be entitled to receive only the amounts or benefits that have been earned, accrued or vested at the time of his termination.

“Cause” means (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in material violation of the Company’s Code of Ethics or other written policies; (iv) improper conduct substantially prejudicial to the Company’s business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties.

“Good Reason” means without Mr. Wiedenfels’ consent, the Company’s (a) material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) material change in the location of the office where Mr. Wiedenfels works (i.e., relocation outside the New York, NY metropolitan area); or (c) material breach of the New Agreement, including a change in the position to which Mr. Wiedenfels reports. The definitions of “Cause” and “Good Reason” remain unchanged from those in the Current Agreement.

If Mr. Wiedenfels’ employment is terminated without “Cause” or by Mr. Wiedenfels for “Good Reason”, he will be entitled to termination benefits, including: (i) base salary continuation for a period (the “Severance Period”) not to exceed 24 months, which is the longest of (a) the balance of the term of the New Agreement up to 24 months, (b) 12 months and (c) the number of weeks of severance to which he would have been entitled under the Company’s applicable severance plan, (ii) his annual target bonus for each full year in the Severance Period (including the year of termination), with a prorated target bonus for any partial calendar year in the Severance Period, (iii) continued participation in group health benefits for the duration of the Severance Period and (iv) repatriation benefits to return Mr. Wiedenfels and his family to Germany. In addition, any then-outstanding equity awards will vest as provided under the applicable award agreements and the Stock Plan. If Mr. Wiedenfels is terminated other than for Cause or resigns for Good Reason within the 12-month period following a “Change in Control” of the Company (as defined in the Stock Plan), then any equity awards granted to Mr. Wiedenfels will become fully vested, with any performance-based awards vesting at performance levels determined by the Compensation Committee of our board of directors.

If Mr. Wiedenfels’ employment is terminated as a result of his death or “disability” (as defined below), Mr. Wiedenfels or his heirs, as applicable, shall be entitled to receive termination benefits, including a prorated bonus for the year of termination based on actual performance and, in the case of disability, (i) continued coverage under medical or disability plans or (ii) reimbursement of COBRA premiums for up to the maximum applicable COBRA period. In addition, his then-outstanding equity awards under the Stock Plan will be treated in accordance with the applicable plan documents and implementing award agreements. “Disability” means Mr. Wiedenfels’ physical or mental inability to perform his duties for (i) a period of six consecutive months or (ii) for shorter periods that add up to six months in any eight-month period.

If Mr. Wiedenfels and the Company do not agree to renew the New Agreement at the end of the term, he will be entitled to any accrued benefits and, if the Company has not offered Mr. Wiedenfels continued employment with substantially comparable compensation and with no material diminution in his duties relative to those in effect 120 days prior to the end of the term (a “comparable offer”), a nonrenewal noncompetition payment in consideration of his continued compliance with his restrictive covenants. Such payment will consist of a prorated bonus for the year of termination based on actual performance, and an additional amount equal to the sum of his (x) base salary plus (y) target bonus, paid over a period of 12 months following his termination date. If the term of employment expires and the Company has made Mr. Wiedenfels a comparable offer, the nonrenewal noncompetition payment would be modified to a prorated bonus for the year of termination based on actual performance and an additional amount equal to 50% of his base salary.

To be eligible for the severance benefits or nonrenewal noncompetition benefits described above in connection with a termination under the circumstances described above other than death or disability, Mr. Wiedenfels must execute a release in favor of the Company.

Pursuant to the New Agreement, Mr. Wiedenfels is subject to customary restrictive covenants, including noncompetition and nonsolicitation covenants effective during Mr. Wiedenfels’ employment and for a period of 12 months and 18 months, respectively, thereafter.

If Mr. Wiedenfels ceases to comply with the restrictive covenants in the New Agreement, any severance benefits or nonrenewal noncompetition benefits described above would be terminated and the Company may seek forfeiture of any such payments already made.

The New Agreement is not conditioned in any way on the occurrence of the transactions contemplated by the Merger Agreement and is not the result of or indicative of any decisions or agreements related to Mr. Wiedenfels’ employment with, or the right to receive compensation from, PSKY or one or more of its affiliates (including the surviving corporation) following the completion of such proposed transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Gunnar Wiedenfels, Warner Bros. Discovery, Inc. and Discovery Communications, LLC, dated April 29, 2026.*
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Tara L. Smith
	Name:	Tara L. Smith
	Title:	Executive Vice President and Corporate Secretary